NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF THE SHAREHOLDERS

TAKE NOTICE THAT pursuant to Section 132(l)(b) of the Business Corporations Act of Alberta and pursuant to Division 8 of By-Law Amendment Number 1 of the Corporation an Annual General and Special Meeting (the “Meeting”) of the Shareholders of VIOSOLAR INC. (“the Corporation”) will be held on September 23, 2009 at 10:00 a.m. at the Boardroom at 1530 - 9th Ave SE,  Calgary, Alberta T2G 0T7 to consider and vote on the following motions:

1.	To receive a report from the directors and to fix the number of directors of the Corporation for the ensuing year;

2.	To elect directors for the ensuing year;

3.	To approve the appointment of auditors of the Corporation for the ensuing year and to authorize the Board of Directors to appoint the auditors of the Corporation for the fiscal 2009 year;

4.	To approve the Corporation’s 2009 Stock Option and Stock Award Plan;

5.	To authorize the directors to investigate, and if thought appropriate, commence a dual listing of the shares of the Corporation on a Canadian Exchange;

6.	To ratify all actions and resolutions of the Board since the last Meeting of Shareholders;

7.	To transact such other business as may properly come before the Meeting.

Accompanying this Notice are, among other documents, a Form of Proxy. Shareholders of record as of August 14, 2009 are entitled to vote at the Meeting.  A shareholder entitled to attend and vote at the Meeting is entitled to appoint a proxyholder to attend and vote in his place. If you are unable to attend the Meeting, or any adjournment thereof in person, please read the Instructions for Completion of Proxy contained in the body of the Form of Proxy enclosed herewith and then complete and return the Proxy. The Form of Proxy, and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof, must be deposited at the offices of International Securities Group Inc., located at 1530 - 9th Ave SE, Calgary, Alberta T2G 0T7, by mail, or by facsimile at (403) 272-3620, or by email to jdanforth@isgsecurities.com  not less than 48 hours, Saturdays and holidays excepted, prior to the time of the holding of the Meeting or any adjournment thereof. The enclosed Form of Proxy is solicited by Management, but you may amend it if you so desire by striking out the names listed therein and inserting in the space provided the name of the person you wish to represent you at the Meeting.

DATED at Calgary, Alberta, the 1st day of September, 2009.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Rick Walchuk
Rick Walchuk
President